Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 2014 Incentive Compensation Plan of DHT Holdings, Inc., of our report dated March 19, 2012, with respect to the consolidated financial statements of DHT Holdings, Inc. for the fiscal year ending December 31, 2011 included in its Annual Report (Form 20-F) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young AS
Ernst & Young AS
Oslo, Norway
January 14, 2015